                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of HCA Inc. for the registration of 16,776,193 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2001, with respect to the consolidated financial statements of HCA Inc. (formerly known as HCA -- The Healthcare Company) included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP


Nashville, TN
February 13, 2002